Ivonescimab Plus Chemotherapy Shows Consistent, Favorable Overall Survival Results in Western and Asian Patients in Updated Analysis from Global Phase III HARMONi Study Western Patients Achieved OS HR of 0.76, Consistent with Asian Patients in this Global Phase III Study Miami, Florida, July 22, 2026 – Summit Therapeutics Inc. (Nasdaq: SMMT) today announced results of an updated overall survival (OS) analysis from the global Phase III HARMONi clinical trial featuring the novel, potential first-in-class investigational bispecific antibody ivonescimab. Ivonescimab plus platinum-doublet chemotherapy in this trial continues to show a positive OS trend and a consistent efficacy and safety profile in Asian and western patients when compared to chemotherapy alone. The HARMONi study is evaluating ivonescimab combined with chemotherapy compared to placebo plus chemotherapy in patients with endothelial growth factor receptor (EGFR)-mutated, locally advanced or metastatic non-squamous non-small cell lung cancer (NSCLC) who were previously treated with a third-generation EGFR tyrosine kinase inhibitor (TKI). The study demonstrated a statistically significant benefit in the primary analysis for progression-free survival (PFS), one of the study’s two primary endpoints along with OS. Summit’s Biologics License Application (BLA) with the U.S. Food and Drug Administration (FDA) is based on the results from the HARMONi trial and has a Prescription Drug User Fee Act (PDUFA) goal action date of November 14, 2026. In April 2025, the primary OS analysis was performed, whereby ivonescimab in combination with chemotherapy showed a positive trend without achieving a statistically significant benefit with a hazard ratio of 0.79 (95% CI: 0.62 – 1.01; p=0.057). Median OS was 16.8 months for those patients administered ivonescimab plus chemotherapy vs. 14.0 months for those receiving placebo plus chemotherapy. At the time of the primary analysis, median follow-up time for western patients was 9.2 months and less than the median OS at the time of the primary analysis. In September 2025, an additional analysis was performed, whereby the western patients were followed to increase their time on study (Asian patients were included and locked at the time of the primary analysis at a median follow-up time of 32.7 months). This analysis included longer-term follow-up of western patients of 13.7 months. A hazard ratio of 0.78 (95% CI: 0.62 – 0.98; nominal p=0.0332) was observed, consistent with the primary analysis. Median OS remained the same in both arms from the primary analysis. An additional analysis was performed with a data cut-off date in June 2026, whereby most western patients have now discontinued treatment or completed two years of treatment. The median follow-up time for western patients now is 23.2 months. The cutoff date for Asian patients was consistent with the prior analysis with a median follow- up time of 32.7 months. A hazard ratio of 0.76 was observed in both the full intention-to-treat population and the subgroup of western patients. More detailed data from this analysis are intended to be presented at an upcoming medical meeting. These results have been made available to the FDA.

	Global Overall Survival Analyses at Each Data Cut-Off					
	DCO: Apr 2025 (Primary Analysis)		DCO: Sept 2025		DCO: June 2026*	
	Ivonescimab + Chemo (n=219)	Placebo + Chemo (n=219)	Ivonescimab + Chemo (n=219)	Placebo + Chemo (n=219)	Ivonescimab + Chemo (n=219)	Placebo + Chemo (n=219)
Hazard Ratio, ITT	0.79		0.78		0.76	

DCO = data cut-off; ITT = intention-to-treat population; mos = months; chemo = chemotherapy

**Note:* *Additional information, including median OS, confidence intervals for hazard ratios, etc., are intended to be presented at an upcoming medical conference*

The hazard ratios for the subgroup of western patients improved from the analysis in April 2025 to the September 2025 and June 2026 analyses with longer-term follow-up of western patients. With longer follow-up, results of western patients are now consistent in terms of the magnitude of OS benefit with those patients enrolled in Asia, who had a longer follow-up at the time of the primary OS analysis.

	Western Subgroup of Overall Survival Analyses at Each Data Cut-Off					
	DCO: Apr 2025		DCO: Sept 2025		DCO: June 2026*	
	Ivonescimab + Chemo (n=83)	Placebo + Chemo (n=82)	Ivonescimab + Chemo (n=83)	Placebo + Chemo (n=82)	Ivonescimab + Chemo (n=83)	Placebo + Chemo (n=82)
Hazard Ratio, Western pts	0.98		0.84		0.76	
Median follow-up time	9.2 months		13.7 months		23.2 months	

DCO = data cut-off; ITT = intention-to-treat population; pts = patients; chemo = chemotherapy

**Note:* *Additional information, including median OS, confidence intervals for hazard ratios, etc., are intended to be presented at an upcoming medical conference*

In this most recent analysis, ivonescimab continued to demonstrate an acceptable and manageable safety profile that was consistent with previous Phase III data of ivonescimab plus chemotherapy. No additional safety signals were noted in this current HARMONi data cut.

"The positive results from this latest overall survival analysis in the global HARMONi study continue to support the translation of the therapeutic profile of ivonescimab across the globe, including western patients from North America and Europe," stated Dr. Maky Zanganeh, President and Co-Chief Executive Officer of Summit. "We have made this updated analysis available to the FDA as we continue to progress our BLA filing for the potential approval of ivonescimab in the U.S."

"As we have consistently stated, the ivonescimab clinical trial data across multiple histologies and tumor types have repeatedly portrayed a consistent message: ivonescimab has the opportunity to make a significant difference in the lives of patients with cancer," added Robert W. Duggan, Chairman and Co-Chief Executive Officer of Summit. "Ivonescimab continues to demonstrate its potential to increase duration of life with a tolerable safety profile. With four positive Phase III studies and clear consistency between Asian and western patients demonstrated in the global HARMONi study in the gold-standard endpoint of overall survival, we believe that ivonescimab can represent the next generation of solid tumor cancer therapy through its differentiated bispecific design.” About EGFR-Mutated NSCLC Lung cancer is the second most commonly diagnosed cancer worldwide and remains the leading cause of cancer-related death globally, with an estimated 2.6 million new cases and 1.9 million deaths in 2024.1 In the United States, the American Cancer Society estimates that approximately 230,000 new lung cancer cases will be diagnosed and nearly 125,000 deaths from lung cancer will occur in 2026.2 Non-small cell lung cancer (NSCLC) is the most common type of lung cancer, representing approximately 80% to 85% of all cases.1,3 EGFR mutations are among the most common actionable oncogenic drivers in non-squamous NSCLC, occurring in approximately 10-15% of patients in western populations and 40-50% of patients in Asia.4,5 Activating EGFR mutations can drive tumor growth through aberrant EGFR signaling.6 EGFR tyrosine kinase inhibitors (TKIs), including third-generation EGFR TKIs, are an important treatment approach for patients with advanced EGFR-mutated NSCLC.4 Despite advances with EGFR-targeted therapy, most patients with locally advanced or metastatic EGFR- mutated NSCLC eventually experience disease progression after treatment with a third-generation EGFR TKI.7 In patients with EGFR-mutated, locally advanced or metastatic non-squamous NSCLC previously treated with a third-generation EGFR TKI, treatment options remain limited, underscoring the need for new therapeutic approaches after progression on EGFR-targeted therapy.7 About Ivonescimab Ivonescimab, known as SMT112 in Summit’s license territories, North America, South America, Europe, the Middle East, Africa, and Japan, and as AK112 outside of Summit’s license territories, is a novel, potential first-in- class investigational bispecific antibody combining the effects of immunotherapy via a blockade of PD-1 with the anti-angiogenesis effects associated with blocking VEGF into a single molecule. By design, ivonescimab displays unique cooperative binding to each of its intended targets with multifold higher affinity to PD-1 when in the presence of VEGF. This is intended to differentiate ivonescimab as there is potentially higher expression (presence) of both PD-1 and VEGF in tumor tissue and the tumor microenvironment (TME) as compared to normal tissue in the body. Summit believes ivonescimab’s specifically engineered tetravalent structure (four binding sites) enables higher avidity (accumulated strength of multiple binding interactions) in the TME (Zhong, et al, iScience, 2025). This tetravalent structure, the intentional novel design of the molecule, and bringing these two targets into a single bispecific antibody with cooperative binding qualities have the potential to direct ivonescimab to the tumor tissue versus healthy tissue. The intent of this design, together with a half-life of 6 to 7 days after the first dose (Zhong, et al, iScience, 2025) increasing to approximately 10 days at steady state dosing, is to improve upon previously established efficacy thresholds, side effects, and safety profiles associated with prior approved drugs to these targets. Ivonescimab was engineered by Akeso Inc. (HKEX Code: 9926.HK) and is currently utilized in multiple Phase III clinical trials. Over 4,000 patients have been treated with ivonescimab in clinical studies globally, and over 70,000 patients when considering those treated in a commercial setting in China, as noted by Akeso. There are currently 15 Phase III clinical studies that are either announced, ongoing, or have been completed studying ivonescimab, four of which are Summit-sponsored global studies, one of which is a multiregional study sponsored by a cooperative group, and 10 of which are being or have been conducted in China by Akeso. Summit began its clinical development of ivonescimab in NSCLC, commencing enrollment in 2023 in two multiregional Phase III clinical trials, HARMONi and HARMONi-3. In 2025, Summit began enrolling patients in HARMONi-7. Summit expanded its Phase III clinical development program into colorectal cancer (CRC) in the fourth quarter of 2025 by initiating enrollment in HARMONi-GI3. HARMONi is a Phase III clinical trial evaluating ivonescimab combined with chemotherapy compared to placebo plus chemotherapy in patients with EGFR-mutated, locally advanced or metastatic non-squamous NSCLC who were previously treated with a third-generation EGFR TKI (e.g., osimertinib). Detailed results of the study were provided in September 2025, and a Biologics License Application (BLA) was submitted to the United States Food and Drug Administration (FDA) for marketing authorization, which the FDA accepted for filing in January 2026; the goal Prescription Drug User Fee Act (PDUFA) date is November 14, 2026. HARMONi-3 is a Phase III clinical trial evaluating ivonescimab combined with chemotherapy compared to pembrolizumab combined with chemotherapy in patients with first-line metastatic, squamous or non-squamous NSCLC, irrespective of PD-L1 expression. The clinical trial is evaluating the two histologies as individual, separately powered cohorts with independent statistical powering. HARMONi-7 is a Phase III clinical trial evaluating ivonescimab monotherapy compared to pembrolizumab monotherapy in patients with first-line metastatic NSCLC whose tumors have high PD-L1 expression. HARMONi-GI3 is a Phase III clinical trial evaluating ivonescimab in combination with chemotherapy compared with bevacizumab plus chemotherapy in patients with first-line unresectable metastatic CRC. ILLUMINE is a Phase III study being conducted by GORTEC, a cooperative group dedicated to Head and Neck Oncology, in recurrent / metastatic head and neck squamous cell carcinoma (r/m HNSCC). ILLUMINE is a three- arm Phase III clinical trial designed to evaluate ivonescimab monotherapy, as well as ivonescimab in combination with ligufalimab, Akeso’s proprietary anti-CD47 monoclonal antibody, compared to monotherapy pembrolizumab in patients with PD-L1 positive r/m HNSCC. In addition, Akeso has had positive read-outs in three single-region (China), randomized Phase III clinical trials, HARMONi-A, HARMONi-2, and HARMONi-6, for ivonescimab in NSCLC, including a statistically significant overall survival benefit in both the HARMONi-A and HARMONi-6 studies, and a manageable safety profile in each study. HARMONi-A was a Phase III clinical trial which evaluated ivonescimab combined with chemotherapy compared to placebo plus chemotherapy in patients with EGFR-mutated, locally advanced or metastatic non-squamous NSCLC who have progressed after treatment with an EGFR TKI. HARMONi-2 is a Phase III clinical trial evaluating monotherapy ivonescimab against monotherapy pembrolizumab in patients with locally advanced or metastatic NSCLC whose tumors have positive PD-L1 expression. HARMONi-6 is a Phase III clinical trial evaluating ivonescimab in combination with platinum-based chemotherapy compared with tislelizumab, an anti-PD-1 antibody, in combination with platinum-based chemotherapy in patients with locally advanced or metastatic squamous NSCLC, irrespective of PD-L1 expression. Akeso is actively conducting multiple Phase III clinical studies in settings outside of NSCLC, including biliary-tract cancer, triple-negative breast cancer, head and neck squamous cell carcinoma, small cell lung cancer, colorectal cancer, and pancreatic cancer.

Ivonescimab is an investigational therapy that is not approved by any regulatory authority in Summit’s license territories, including the United States and Europe. Ivonescimab was initially approved for marketing authorization in China in May 2024. About Summit Therapeutics Inc. Summit Therapeutics Inc. is a biopharmaceutical oncology company focused on the discovery, development, and commercialization of patient-, physician-, caregiver- and societal-friendly medicinal therapies intended to improve quality of life, increase potential duration of life, and resolve serious unmet medical needs. Summit was founded in 2003 and the company’s shares are listed on the Nasdaq Global Market (symbol "SMMT"). Summit is headquartered in Miami, Florida, with additional offices in Palo Alto, California, Princeton, New Jersey, Dublin, Ireland, and Oxford, UK. For more information, please visit https://www.smmttx.com and follow Summit on X @SMMT_TX. Summit Forward-Looking Statements Any statements in this press release about the Company’s future expectations, plans and prospects, including but not limited to, statements about the clinical and preclinical development of the Company’s product candidates, entry into and actions related to the Company’s partnership with Akeso Inc. and other collaborations, the intended use of the net proceeds from the private placements, the Company's anticipated spending and cash runway, the therapeutic potential of the Company’s product candidates, the potential commercialization of the Company’s product candidates, the timing of initiation, completion and availability of data from clinical trials, the potential submission of applications for marketing approvals, the expected timing of BLA submissions or FDA decisions, potential acquisitions, statements about the previously disclosed At-The-Market equity offering program (“ATM Program”), the expected proceeds and uses thereof, the Company’s estimates regarding stock-based compensation, and other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "would," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the Company’s ability to sell shares of our common stock under the ATM Program, the conditions affecting the capital markets, general economic, industry, or political conditions, including the effects of geopolitical developments, domestic and foreign trade policies, and monetary policies, the results of our evaluation of the underlying data in connection with the development and commercialization activities for ivonescimab, the outcome of discussions with regulatory authorities, including the Food and Drug Administration, the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials, the results of such trials, and their success, global public health crises, that may affect timing and status of our clinical trials and operations, whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials or preclinical studies will be indicative of the results of later clinical trials, whether business development opportunities to expand the Company’s pipeline of drug candidates, including without limitation, through potential acquisitions of, and/or collaborations with, other entities occur, expectations for regulatory approvals, laws and regulations affecting government contracts and funding awards, availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of filings that the Company makes with the Securities and Exchange Commission. Summit defines a “positive study” as a clinical study with one or more prespecified primary endpoints in which one of those endpoints achieves a statistically significant benefit according to the protocol or statistical analysis plan. Any change to our ongoing trials could cause delays, affect our future expenses, and add uncertainty to our commercialization efforts, as well as to affect the likelihood of the successful completion of clinical development of ivonescimab. Accordingly, readers should not place undue reliance on forward-looking statements or information. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release. References 1. Sung H, Filho AM, Siegel RL, Laversanne M, Ferlay J, Soerjomataram I, et al. Global cancer statistics 2024: GLOBOCAN estimates of incidence and mortality worldwide for 34 cancers in 186 countries. CA Cancer J Clin. 2026. doi:10.3322/caac.70090. 2. American Cancer Society. Lung Cancer Statistics: How Common Is Lung Cancer? Accessed July 20, 2026. 3. American Cancer Society. What Is Lung Cancer? Types of Lung Cancer. Accessed July 20, 2026. 4. National Cancer Institute. Non-Small Cell Lung Cancer Treatment (PDQ®)–Health Professional Version. Accessed July 20, 2026. 5. Midha A, Dearden S, McCormack R. EGFR mutation incidence in non-small-cell lung cancer of adenocarcinoma histology: a systematic review and global map by ethnicity (mutMapII). Am J Cancer Res. 2015;5(9):2892-2911. 6. Pao W, Chmielecki J. Rational, biologically based treatment of EGFR-mutant non-small-cell lung cancer. Nat Rev Cancer. 2010;10(11):760-774. doi:10.1038/nrc2947. 7. Zhou Q, Zhao H, Lu S, et al. Consensus on the lung cancer management after third-generation EGFR-TKI resistance. Lancet Reg Health West Pac. 2024;53:101260. doi:10.1016/j.lanwpc.2024.101260. Summit Therapeutics’ Media & Investor Contacts: Nathan LiaBraaten Senior Director, Investor Relations Tracy Jones Director, Media & Public Relations investors@smmttx.com media@smmttx.com Summit Therapeutics and the Summit Therapeutics logo are registered trademarks of Summit Therapeutics Inc. and/or its affiliates. Copyright 2026, Summit Therapeutics Inc. All Rights Reserved.